November 22, 2022

The Advisors’ Inner Circle Fund

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Registration Statement Filed on Form N-14 under the Securities Act of 1933

Ladies and Gentlemen:

We hereby consent to the references to our Firm and the discussion of our Firm’s opinions regarding certain tax matters (the “Opinions”) in The Advisors’ Inner Circle Fund’s Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus heading “The Proposed Reorganization - Federal Income Tax Consequences of the Reorganization.” In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of the Opinions as exhibits to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius llp 1701 Market Street Philadelphia, PA 19103-2921 United States	+1.215.963.5000 +1.215.963.5001